UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 29, 2008
Health Care REIT, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-8923	34-1096634
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One SeaGate, Suite 1500, Toledo, Ohio		43604
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (419) 247-2800

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EX-10.1
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EX-10.4
EX-10.5
EX-10.6
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EX-10.10
EX-10.11
EX-10.12

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Health Care REIT, Inc. (the “Company”) conducted a review of the Company’s existing benefit plans and agreements to bring all such plans and agreements into compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).
The Compensation Committee of the Board of Directors of the Company approved certain changes to the employment agreements between the Company and each of George L. Chapman, Chairman and Chief Executive Officer; Raymond W. Braun, President; Charles J. Herman, Jr., Executive Vice President and Chief Investment Officer; and Scott A. Estes, Senior Vice President and Chief Financial Officer; and to the consulting agreement between the Company and Fred S. Klipsch, Vice Chairman. Each agreement has been modified to (1) specify that severance payments by the Company that are subject to Section 409A will be deferred for six months following the executive’s separation from service with the Company; (2) incorporate Section 409A compliant payment dates for the annual bonus and other payments under the agreement; and (3) with respect to the employment agreements only, require the payment of severance in a lump sum (rather than in monthly installments) upon an involuntary termination by the Company or upon a resignation or an involuntary termination following a change in control.
The above summary of the amended and restated employment and consulting agreements does not purport to be complete and is qualified in its entirety by reference to the actual agreements, copies of which are included as Exhibits 10.1 through 10.5 of this Current Report on Form 8-K and incorporated herein by reference.
The Compensation Committee of the Board of Directors of the Company, in order to comply with Section 409A, approved certain amendments to the outstanding stock option agreements with dividend equivalent rights (“DERs”) between the Company and the recipients of such awards. Under the amendments, the right to receive DER payments has been set for a fixed period of time from the date of the grant (and is not based on the exercise of the option). If an option is exercised before such period lapses, the recipient will continue to receive DER payments (as long as he/she remains employed by the Company and there is no change in control) during the remainder of the period. This summary does not purport to be complete and is qualified in its entirety by reference to the forms of amendment to stock option agreements (with DERs), copies of which are included as Exhibits 10.6 and 10.7 of this Current Report on Form 8-K and incorporated herein by reference. Forms of the revised stock option agreements (with DERs) for the Chief Executive Officer and Executive Officers, respectively, are included as Exhibits 10.8 and 10.9.
The Compensation Committee of the Board of Directors of the Company approved certain amendments to the deferred stock unit grant agreements between the Company and its non-employee directors. The amendments establish specific deadlines for the delivery of shares upon vesting and the quarterly payment of DERs. A form of amendment to the deferred stock unit grant agreements is included as Exhibit 10.10 of this Current Report on Form 8-K. A form of the revised deferred stock unit grant agreement for non-employee directors is included as Exhibit 10.11.
The Compensation Committee of the Board of Directors of the Company approved certain changes to the Company’s Supplemental Executive Retirement Plan ("SERP"). Among other things, the plan was modified to (1) provide for payment upon permissible payment events, including separation from service and death; (2) extend the participant’s right to make an initial payment election (for distribution of the SERP benefit upon separation from service in a lump sum or in monthly or annual installments) for up to 15 years, with the lump sum as the default payment method; (3) provide for a mandatory six-month delay in payment of the SERP benefit if the participant is a specified employee and the Company remains publicly-held; and (4) include Section 409A compliant definitions and amendment, termination and anti-acceleration provisions. This summary does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Health Care REIT, Inc. Supplemental Executive Retirement Plan, a copy of which is included as Exhibit 10.12 of this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.1	Fourth Amended and Restated Employment Agreement, dated December 29, 2008, between the Company and George L. Chapman.

10.2	Third Amended and Restated Employment Agreement, dated December 29, 2008, between the Company and Raymond W. Braun.

10.3	Second Amended and Restated Employment Agreement, dated December 29, 2008, between the Company and Charles J. Herman, Jr.

10.4	Second Amended and Restated Employment Agreement, dated December 29, 2008, between the Company and Scott A. Estes.

10.5	Amended and Restated Consulting Agreement, dated December 29, 2008, between the Company and Fred S. Klipsch.

10.6	Form of Amendment to Stock Option Agreements (with Dividend Equivalent Rights) for the Chief Executive Officer under the 2005 Long-Term Incentive Plan.

10.7	Form of Amendment to Stock Option Agreements (with Dividend Equivalent Rights) for Executive Officers under the 2005 Long-Term Incentive Plan.

10.8	Form of Stock Option Agreement (with Dividend Equivalent Rights) for the Chief Executive Officer under the 2005 Long-Term Incentive Plan.

10.9	Form of Stock Option Agreement (with Dividend Equivalent Rights) for Executive Officers under the 2005 Long-Term Incentive Plan.

10.10	Form of Amendment to Deferred Stock Unit Grant Agreements for Non-Employee Directors under the 2005 Long-Term Incentive Plan.

10.11	Form of Deferred Stock Unit Grant Agreement for Non-Employee Directors under the 2005 Long-Term Incentive Plan.

10.12	Amended and Restated Health Care REIT, Inc. Supplemental Executive Retirement Plan, dated December 29, 2008.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH CARE REIT, INC.

By:	/s/ GEORGE L. CHAPMAN

George L. Chapman
Its:	Chairman of the Board and
Chief Executive Officer
Dated: January 5, 2009